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                               Exhibit 23(j)(1)
                    Consent of PricewaterhouseCoopers LLP
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       CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 28, 2004, relating to the financial statements and financial highlights which appears in the October 31, 2004 Annual Report of the Transamerica IDEX Mutual Funds, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Certified Public Accounting Firm" in such Registration Statement.


PricewaterhouseCoopers LLP


Tampa, Florida
February 24, 2005